UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

（775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 1.01 Entry into a Material Definitive Agreement

On July 8, 2025, Transuite.Org Inc. (the "Company" or "TRSO") executed a Letter of Intent ("LOI") with SolanAI Global Limited (a Hong Kong-registered company), outlining a proposed transaction whereby TRSO would acquire 51% of SolanAI's issued and outstanding shares through the issuance of TRSO common stock (the "Transaction").

The LOI specifies that the Transaction will be executed based on a mutually agreed valuation of SolanAI to be determined following completion of due diligence. The agreement is contingent upon several conditions, including satisfactory due diligence results, approval by both companies' boards of directors, the absence of any material adverse changes, and receipt of all required third-party consents. The LOI incorporates mutual confidentiality provisions and grants either party the right to terminate the agreement in writing should due diligence findings prove unsatisfactory.

It should be noted that this LOI does not establish a binding commitment to consummate the Transaction, as final execution remains subject to the negotiation and execution of definitive agreements. The complete LOI has been attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 8, 2025, TRSO issued a press release announcing the LOI. A copy is attached as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter of Intent, dated July 8, 2025, between Transuite.Org Inc. and SolanAI Global Limited
99.1	Press Release dated July 8, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUTIE.ORG INC.

Date: July 8, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer